Exhibit 19(b)

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, and accompanies the report on Form N-CSR for the period ended December 31, 2025 (the “Report”), of the Accordant ODCE Index Fund (the “Fund”).

Greg Stark and James Hime, of Accordant ODCE Index Fund., each certify that:

1. This Form N-CSR filing for the Fund fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/Greg Stark
Greg Stark
Chief Executive Officer

By:	/s/ James Hime
James Hime
Chief Financial Officer

Date:	March 5, 2026